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                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-34628) pertaining to the Performance Stock Program, 1999 Employee Stock Purchase Plan and 2000 Professional Employee Stock Purchase Plan of Opticare Health Systems, Inc. of our report dated May 7, 1999, with respect to the consolidated financial statements of Prime Vision Health, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                /s/ Ernst & Young LLP


Raleigh, North Carolina
November 29, 2001